EXHIBIT 99.1

David Masters Appointed Chief Technology Officer at Ambient Corporation

Brings 30 years of industry experience in the design and application of utility communication networks

NEWTON, MA, June 26, 2013 - Ambient Corporation (NASDAQ:AMBT), provider of a secure, flexible, and scalable communications and applications platform, today announced that David Masters, an early pioneer in the development of IP-based smart grid communications architecture, will join the company as Chief Technology Officer (CTO), effective immediately. He reports directly to John J. Joyce, President and Chief Executive Officer.

As Manager for Technology Development at Duke Energy, Mr. Masters was responsible for the development and application of smart grid and telecommunications networks to support the utility’s strategic objectives.  In this role, he worked with a wide variety of technology suppliers, including Ambient, in order to design, and then implement, a robust and versatile communications platform incorporating multiple technologies in parallel to support multiple grid applications.

“David is a true smart grid visionary and utility industry thought leader.  The depth and breadth of his industry experience in grid modernization, technology, and development bring to Ambient a truly unique perspective when it comes to enabling our customers to efficiently modernize their infrastructure,” stated Mr. Joyce.  “As an early proponent of the use of open IP-based communication networks, he successfully developed and installed a versatile and scalable digital grid that is providing near- and long-term value in the daily operation of Duke’s grid infrastructure. We look forward to David’s leadership bringing new momentum and utility insight to Ambient’s research and development activity.”

Mr. Masters assumes his role at Ambient following the departure of Ram Rao, Senior Vice President and Chief Technology Officer, from the company.  Mr. Rao played critical roles in the development of Ambient’s core technology and product portfolio expansion.  He will be available to consult with the Company through the end of the calendar year to enable a smooth and thorough transition.  “During his 12-year career at Ambient, Ram has overseen the successful development of four generations of advanced communications technology and played a crucial role in its ability to be successful on a commercial scale,” commented Mr. Joyce. “Each of us at the company appreciates his hard work and leadership role.  We wish him well in all his future endeavors.”

About Ambient Corporation
Ambient designs, develops and sells the Ambient Smart Grid® communications and applications platform. The Ambient Smart Grid products and services include communications nodes; a network management system, AmbientNMS®; integrated applications; and maintenance and consulting services. Using open standards-based technologies along with in-depth industry experience, Ambient provides utilities with solutions for smart grid initiatives. Headquartered in Newton, MA, Ambient is a publicly traded company (NASDAQ: AMBT). More information on Ambient is available at www.ambientcorp.com.

This press release contains statements about our future and the future of our industry and markets that are “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry and reflect our beliefs and assumptions based upon information available to us at the date of this release. These forward-looking statements are not guarantees of future performance. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, which could have a material adverse effect on our operations and future prospects. These factors include, without limitation, our ability to retain and attract customers, particularly in light of our dependence on a single customer for substantially all of our revenue; our expectations regarding our expenses and revenue; expectations regarding our ability to reduce operating expenses as a result of streamlining operations; anticipated trends and challenges in our business and the markets in which we operate, including the market for smart grid technologies; our expectations regarding competition as more and larger companies enter our markets and as existing competitors improve or expand their product offerings; our plans for future products and enhancements of existing products; our anticipated cash needs and our estimates regarding our capital requirements; our anticipated growth strategies; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities And Exchange Commission on March 11, 2013. We undertake no obligation to publicly update or revise any forward-looking statements.

Ambient® and Ambient Smart Grid® are registered trademarks of Ambient Corporation.

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